Exhibit 99.1

MILES KILBURN TO RETIRE AS CHAIRMAN OF EVERI’S BOARD OF DIRECTORS
CEO MICHAEL RUMBOLZ TO BECOME CHAIRMAN
RONALD CONGEMI NAMED LEAD INDEPENDENT DIRECTOR

Las Vegas – April 6, 2021 - Everi Holdings Inc. (NYSE: EVRI) (“Everi” or the “Company”), a premier provider of land-based and digital casino gaming content and machines, financial technology, and player loyalty solutions, today announced that E. Miles Kilburn, Chairman of the Board of Directors of Everi, has informed the Company he will retire from the Board of Directors (the "Board") and will not stand for reelection at the Company’s 2021 Annual Meeting of Stockholders, which will be held on May 19, 2021, Mr. Kilburn’s last day of service on the Board. The Board has appointed Everi Chief Executive Officer, Michael D. Rumbolz, to become Chairman upon Mr. Kilburn’s retirement. The Board also named Ronald V. Congemi, a member of the Board for the last eight years, as Lead Independent Director, effective immediately.
The Board intends to review the opportunity to fill the open director position created by Mr. Kilburn’s retirement through the addition of a new director that would continue to advance the gender, cultural and professional diversity of its current composition and that would bring additional gaming, financial technology, digital and leadership experience to the Board. In addition, the Board’s deep commitment to excellence in corporate governance is reflected in its regular review of and ongoing work to further its existing senior leadership succession planning to ensure long-term continuity. The Board has already identified preferred candidates to ensure this continuity of leadership. While it presently anticipates continuing to pursue its succession plan, additional qualified candidates will continue to be considered.
E. Miles Kilburn Retires
E. Miles Kilburn has served as a member of the Board since March 2005 and has been Chairman since 2008. During his time on the Board, the Company has grown, evolved, and established itself as a leading provider of casino gaming content and products, financial technology solutions and player loyalty services to the gaming industry through both organic growth and 11 acquisitions. Mr. Kilburn’s vast experience and success in the payments industry helped guide Everi’s path to become a leading provider of such solutions to the gaming industry and in leveraging its capabilities to build a comprehensive portfolio of financial technology products and services. In 2014, the Company completed the acquisition of Multimedia Games, Inc., which at the time was a niche supplier of primarily Class II casino gaming equipment and is now one of the fastest-growing providers of slot entertainment for the gaming industry with a multi-year track record of revenue growth and increased operating results.
“Having served with distinction on the Board for 15 years including as Chairman since 2008, Miles has led our Board’s efforts to develop and adapt corporate governance practices that promote long-term value creation, transparency to stakeholders and accountability to our stockholders,” said Ronald V. Congemi, Lead Independent Director for Everi. “Since the Company’s IPO in 2005, Miles’ wisdom, experience and guidance has helped Everi develop and evolve into one of the most exciting growth companies in the gaming industry. On behalf of the Board and the entire organization I want to thank Miles for his long-time service to the Company and wish him continued success in the future.”
Miles Kilburn said, “I have enjoyed my long association with Everi, and take great satisfaction in the Company’s evolution into a leading supplier of gaming and financial service solutions to the gaming industry. Everi has strong business momentum and its financial recovery from the impact of the COVID-19 pandemic is well underway with significant opportunities for growth ahead of it. With Mike as Chairman and an exceptional leadership team in place who continue to develop and execute on Everi’s growth initiatives, the Company will continue to benefit from a strong foundation. With my business interests expanding and taking more of my time, and continuity of the Company’s stewardship in place, it’s a fitting time to retire and provide an opportunity for someone to bring new insights to the Board.”
Michael D. Rumbolz to Become Chairman
Upon Mr. Kilburn’s retirement, Michael D. Rumbolz will jointly serve as Chairman of the Board and Chief Executive Officer. Mr. Rumbolz has served as Everi’s Chief Executive Officer since April 1, 2020, having previously served as President and Chief Executive Officer from May 2016 through March 2020, and Interim President and Chief Executive Officer from February 2016 to May 2016, and has been a member of the Board since 2010. From 2008 to 2010, he served as a consultant to the Company advising upon various strategic, product development and customer relations matters. Prior to that, he served as the Chairman and Chief Executive Officer of Cash Systems, Inc., a provider of cash access services to the gaming industry, from 2005 until 2008 when the Company acquired Cash Systems, Inc.
Mr. Rumbolz has provided consulting services and held various public and private sector employment positions in the gaming industry, including serving as a Member and Chairman of the Nevada Gaming Control Board from 1985 to 1988. He previously served as the Vice Chairman of the Board of Casino Data Systems, the President and CEO of Anchor Gaming, the Director of Development for Circus Circus Enterprises (acquired by Mandalay Bay Group), and the President of Casino Windsor at the time of its construction and opening in Windsor, Ontario. In addition, Mike was the Chief Deputy Attorney General of the State of Nevada.
Mike currently serves as a Director of Seminole Hard Rock Entertainment, LLC and as a Director of VICI Properties Inc. (NYSE: VICI).
“Since first joining the Everi Board in 2010, I’ve had a deep and ongoing commitment to the success of Everi,” said Mr. Rumbolz. “Over the last several years, we’ve established a deep bench of experienced and talented leadership and an employee workforce that is second-to-none in my opinion. I am most proud of how we have focused on building a company culture that strives to be more diverse and collaborative, which is yielding more new and enhanced products than-ever-before and has laid a strong foundation for continued growth. I believe Everi is in the early innings of our growth trajectory, and I look forward to being a part of that continuing journey. I, along with the rest of the Board and Company, wish all the best to Miles in his next and future endeavors.”
Ronald V. Congemi as Lead Independent Director
Ronald V. Congemi has served as a member of the Board since February 2013. He is an active member of the Philadelphia Federal Reserve’s Payments Advisor Council and has served as a member of the board of Clearent LLC, a merchant processing company and as a consultant to the Acxsys Corporation of Canada, the operating arm of the Interac debit network of Canada.

He also served four years as Chief Executive Officer of First Data’s Debit Services Group, with responsibility for all debit and Star branded network services. Prior, he was Senior Vice President of Concord EFS, Inc. and President of Concord’s Network Services Group, with management responsibility for the Star network and financial institution processing.
Mr. Congemi founded Star Systems, Inc. and built it into the country’s largest ATM and PIN-secure debit network during his 17-year tenure as President and CEO. Previously, he held positions of increasing responsibility at Visa International and began his career with Texas Commerce Bank in the information systems and bank card management divisions.
He has held positions as Chairman of the Electronic Funds Transfer Association, Chairman of Star Systems, Inc., Chairman of TNS Canada and Chairman of Early Warning Systems, LLC.
About Everi
Everi’s mission is to be the industry leader by reimagining the gaming experience. Focused on player engagement and assisting our casino customers to operate more efficiently, the Company develops entertaining game content and gaming machines, gaming systems, and services for land-based and iGaming operators. The Company is also the preeminent provider of trusted financial technology solutions that power the casino floor while improving operational efficiencies and fulfilling regulatory compliance requirements, including products and services that facilitate convenient and secure cash and cashless financial transactions, self-service player loyalty tools and applications, and regulatory and intelligence software. For more information, please visit www.everi.com, which is updated regularly with financial and other information about the Company.
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Everi Holdings Inc. – Media Relations:
Dona Cassese
VP of Marketing
dona.cassese@everi.com
Everi Holdings Inc. – Investor Relations:
William Pfund
SVP, Investor Relations
702-676-9513 or william.pfund@everi.com
JCIR
Richard Land, James Leahy
212-835-8500 or evri@jcir.com

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